Exhibit 10

REVISED AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

BETWEEN

ALTAIR NANOTECHNOLOGIES, INC.

AND

REGISTRAR AND TRANSFER COMPANY

REVISED: MAY 31, 2012
ORIGINALLY ADOPTED: November 27, 1998

Table of Contents

ARTICLE 1 INTERPRETATION		5
1.1	Certain Definitions	5
1.2	Currency	13
1.3	Number and Gender	13
1.4	Sections and Headings	13
1.5	Statutory References	13
1.6	Determination of Percentage Ownership	13
1.7	Acting Jointly or in Concert	14
1.8	Generally Accepted Accounting Principles	14
ARTICLE 2 THE RIGHTS		15
2.1	Legend on Common Share Certificates	15
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	15
2.3	Adjustments to Exercise Price; Number of Rights	18
2.4	Date on Which Exercise is Effective	23
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	23
2.6	Registration, Transfer and Exchange	23
2.7	Mutilated, Lost, Stolen and Destroyed Rights Certificates	24
2.8	Persons Deemed Owners	24
2.9	Delivery and Cancellation of Certificates	24
2.10	Agreement of Rights Holders	25
ARTICLE 3 ADJUSTMENTS TO THE RIGHTS		25
3.1	Flip-in Event	26
3.2	Fiduciary Duties of the Board of Directors of the Corporation	27
ARTICLE 4 THE RIGHTS AGENT		27
4.1	General	27
4.2	Merger, Amalgamation, Consolidation or Change of Name of Rights Agent	28
4.3	Duties of Rights Agent	29
4.4	Change of Rights Agent	30
ARTICLE 5 MISCELLANEOUS		31
5.1	Redemption, Waiver and Termination	31
5.2	Expiration	32
5.3	Issuance of New Rights Certificates	32
5.4	Supplements and Amendments	33
5.5	Fractional Rights and Fractional Shares	33
5.6	Rights of Action	33
5.7	Holder of Rights Not Deemed a Shareholder	34
5.8	Notice of Proposed Actions	34
5.9	Notices	34
5.10	[Omitted]	35
5.11	Regulatory Approvals	35
5.12	Declaration as to Non-Canadian and Non-U.S. Holders	35
5.13	Successors	35
5.14	Benefits of this Agreement	35
5.15	Determination and Actions by the Board of Directors	36
5.16	Governing Law and Venue	36
5.17	Language	36
5.18	Counterparts	36
5.19	Severability	36
5.20	Effective Date	37
5.21	Time of the Essence	37

5.22	Amendment and Restatement	37

EXHIBIT A
Rights Certificate		A 1

FORM OF ELECTION TO EXERCISE		A 3

FORM OF ASSIGNMENT		A 5

REVISED AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS REVISED AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT amends and restated the initial Shareholder Rights Plan Agreement dated November 27, 1998, as previously amended (the “Amendment Date”).

BETWEEN:

ALTAIR NANOTECHNOLOGIES INC.
(the "Corporation")

OF THE FIRST PART
- and -

REGISTRAR AND TRANSFER COMPANY
(as successor to Equity Financial Trust Company)
(the "Rights Agent")

OF THE SECOND PART

WHEREAS:

A.
The Board of Directors has determined that it is advisable to adopt a shareholder rights plan (the "Rights Plan") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any takeover offer for the Corporation or other acquisition of control of the Corporation.

B.	In order to implement the Rights Plan, the Board of Directors has:

(a)
authorized and declared a distribution of one right (a "Right") effective at the Close of Business at the Record Time in respect of each Common Share outstanding at the Close of Business at the Record Time;

(b)	authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

(c)	authorized the issuance of Rights Certificates to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

C.	Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein.

D.
The Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein.

Based upon the determinations set forth in the preceding paragraphs, on November 27, 1998 the Corporation and the Rights Agent entered into a Shareholder Rights Plan Agreement setting forth the terms and conditions of the Rights Plan.

The Corporation and the Rights Agent desire to amend and restate the Rights Plan, as previously amended, in its entirety in accordance with the provisions of this Revised Amended and Restated Shareholder Rights Plan Agreement.

NOW THEREFORE in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Certain Definitions

For the purposes of this Agreement, including the recitals hereto, the following terms have the meanings indicated:

(a)
"Acquiring Person" shall mean any Person who is at any time after the date hereof the Beneficial Owner of 15% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

(i)	the Corporation or any corporation controlled by the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares as a result of one or any combination of:

(A)	a Voting Share Reduction;

(B)	an Exempt Acquisition; and

(C)	a Pro Rata Acquisition;

provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the outstanding Voting Shares by reason of one or any combination of a Voting Share Reduction, an Exempt Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of an additional one per cent of the Voting Shares then outstanding (otherwise than pursuant to a Voting Share Reduction, an Exempt Acquisition or a Pro Rata Acquisition), then, as of the date that such Person becomes a Beneficial Owner of such additional Voting Shares, such Person shall become an "Acquiring Person";

(iii)
for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 15% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on subclause 1.1(d)(v) hereof where such disqualification results solely because such Person is making or has announced a current intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person.  For the purposes of this definition, "Disqualification Date" means the first date of public announcement that such Person is making or has announced a current intention to make a Take-over Bid, alone or by acting jointly or in concert with another Person;

(iv)	an underwriter that becomes the Beneficial Owner of 15% or more of the Voting Shares in connection with a distribution of securities pursuant to an underwriting agreement with the Corporation; or

(v)
a Person (a "Grandfathered Person") who is the Beneficial Owner of 15% or more of the outstanding Voting Shares of the Corporation determined as at the Close of Business on the Amendment Date provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Close of Business on the Amendment Date, become the Beneficial Owner of Corporation that increases  its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Close of Business on the Amendment Date, other than through a Voting Share Reduction, an Exempt Acquisition or a Pro Rata Acquisition;

(vi)
Al Yousuf, LLC, a United Arab Emirates limited liability company (“Al Yousuf”); provided, however, this exception shall not be, and shall cease to be, applicable to Al Yousuf in the event that Al Yousuf shall, after its execution of the Purchase and Settlement Agreement dated September 30, 2008 (the “Purchase and Settlement Agreement”) (a) increase its Beneficial Ownership percentage of the Voting Shares by more than 1% above its Beneficial Ownership percentage of the Voting Shares as a result of its execution of the Purchase and Settlement Agreement, other than through the Issuance, a Voting Share Reduction, an Exempt Acquisition or a Pro Rata Acquisition, or (b) commence a Take-over Bid that would, if consummated, increase its Beneficial Ownership percentage of the Voting Shares by more than 1% above its Beneficial Ownership percentage of the Voting Shares as a result of its execution of the Purchase and Settlement Agreement; and

(vii)
Canon Investment Holdings Limited, a company organized under the laws of Hong Kong, Energy Storage Technology (China) Group Limited, a company organized under the laws of Hong Kong, and their respective Affiliates.

(b)
"Affiliate", when used to indicate a relationship with a specified Person, means a Person that directly or indirectly controls, or is controlled by, or is under common control with, such specified Person

(c)
"Associate", when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person

(d)	A Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own

(i)	any securities of which such Person or any of such Person's Affiliates or Associates is owner at law or in equity

(ii)
any securities which the Person or any of such Person's Affiliates or Associates has the right to acquire, within 60 days (whether such right is exercisable immediately or after the passage of not more than 60 days thereafter or upon the occurrence of a contingency or the making of a payment) pursuant to any Convertible Security, agreement, arrangement, pledge or understanding, whether or not in writing (other than (A) customary agreements  with  and  between  underwriters  and/or banking group and/or selling group members with respect to a distribution of securities and (B) pledges of securities in the ordinary course of the pledgee's business); and

(iii)	any securities that are Beneficially Owned within the meaning of clauses (i) or (ii) of this Subsection 1.1(d) by any other Person with which such Person is acting jointly or in concert provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

(iv)
because such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other person acting jointly or in concert with such Person until the earlier of such tendered security being 1) accepted unconditionally for payment or exchange and 2) taken up and paid for

(v)
because (A) such Person or any of the Affiliates or Associates of such Person or any other Person acting jointly or in concert with such Person, holds such security provided that the ordinary business of any such Person (the "Fund Manager") includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client"), (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts, (C) such Person (the "Plan Administrator") is the administrator or the trustee of one or more pension funds or plans (a "Plan") registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof, (D) such Person (the "Crown Agent") is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies, or (E) such Person is a Plan; provided, however, that in any of the foregoing cases the Fund Manager, the Trust Company, the Plan Administrator, the Crown Agent or the Plan, as the case may be, is not then making or has not then announced an intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (X) pursuant to a distribution by the Corporation or (Y) by means of market transactions made in the ordinary course of the business of such Person (including pre-arranged trades entered into the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market

(vi)
because such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such securities

(vii)
because such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator; or

(viii)	because such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary

For purposes of this Agreement in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, any unissued Voting Shares as to which such Person is deemed the Beneficial Owner pursuant to this Subsection 1.1(d) shall be deemed outstanding.

(e)	"Board of Directors" shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof.

(f	"Business Corporations Act" shall mean the Delaware General Corporation Law, and any comparable or successor laws or regulations thereto.

(g)	"Business Day" shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the City of Toronto are authorized or obligated by law to close.

(h)	[intentionally omitted]

(i)
"Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next Business Day) at which the principal office of the transfer agent for the Common Shares in Cranford, New Jersey (or after the Separation Time, the principal office of the Rights Agent in Cranford, New Jersey) is closed to the public.

(j)	"Closing Price" per security of any securities on any date of determination shall mean:

(i)
the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by the stock exchange or national securities quotation system on which such securities are listed or admitted to trading (provided that, if at the date of determination such securities are listed or admitted to trading on more than one stock exchange or national securities quotation system, such price or prices shall be determined based on the stock exchange or quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year); or

(ii)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a stock exchange or a national securities quotation system, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market;

provided, however, that if for any reason none of such prices are available on such date, the "Closing Price" per security of such securities on such date shall mean the fair value per security of the securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per security of such securities.

(k)
"Common Shares" shall mean the common stock, $.001 par value in the share capital of the Corporation as presently constituted, as such shares may be subdivided, consolidated, reclassified or otherwise changed from time to time, and "common shares" when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a corporation controlled by another Person, the Person (other than an individual) which ultimately controls such first mentioned other Person.

(l)	[Intentionally omitted]

(m)           "Controlled": a body corporate is "controlled" by another Person if and only if:

(i)
securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

(n)	"Convertible Security" means, with respect to any security, a security convertible into or exchangeable for the first-mentioned security.

(o)	"Co-Rights Agents" shall have the meaning ascribed thereto in Subsection 4.1(a)

(p)	"Disposition Date" has the meaning ascribed thereto in Subsection 5.1(b).

(q)	"Disqualification Date" has the meaning ascribed thereto in Clause 1.1(a)(iii) hereof.

(r)	"Effective Date" shall mean the Close of Business on November 27, 1998

(s)	"Election to Exercise" has the meaning ascribed thereto in Subsection 2.2(d).

(t)
"Exempt Acquisition" means a share acquisition in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to Subsection 5.1(b), 5.l(d) or 5.l(e) or which was made on or prior to the date of this Agreement.

(u)
"Exercise Price" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be US$20.

(v)	"Expansion Factor" has the meaning ascribed thereto in subclause 2.3(b)(iv)(A)(1).

(w)	"Expiration Time" shall mean the Termination Time.

(x)
"Fiduciary" shall, for the purpose of Section 5.12, mean a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940 or any other securities legislation of the United States or any state, of the United States.

(y)	"Flip-in Event" shall mean a transaction or event in or pursuant to which any Person becomes an Acquiring Person.

(z)	"Holder" shall have the meaning ascribed thereto in Section 2.8.

(aa)	[Intentionally omitted]

(ab)
"Market Price" per security of any securities on any date of determination shall mean the average of the daily Closing Prices per security of such securities on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date of determination; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any Closing Price used to determine the Market Price on any Trading Day not to be fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination, each such Closing Price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the Closing Price on the Trading Day immediately preceding such date of determination.

(ac)	"Nominee" has the meaning ascribed thereto in Subsection 2.2(c).

(ad)	"Offer to Acquire" shall include:

(i)	an offer to purchase or a solicitation of an offer to sell Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

(ii)	an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(ae)	"Offeror" shall mean a Person who has announced a current intention to make, or who is making, a Take-over Bid.

(af)	"Offeror's Securities" shall mean the Voting Shares Beneficially Owned on the date of a Take-over Bid by an Offeror.

(ag)	[Intentionally omitted]

(ah)	[Intentionally omitted]

(ai)	[Intentionally omitted]

(aj)
"Person" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation, or other incorporated or unincorporated organization, syndicate or other entity.

(ak)
"Pro Rata Acquisition" means an acquisition by a Person of Voting Shares pursuant to (i) any dividend reinvestment plan or share purchase plan of the Corporation made available to all holders of Voting Shares (other than holders resident in any jurisdiction where participation in any such plan is restricted or impractical as a result of applicable law), (ii) a stock dividend, a stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class or series, (iii) the acquisition or exercise of rights to purchase Voting Shares distributed to all holders of Voting Shares (other than holders resident in any jurisdiction where such distribution is restricted or impractical as a result of applicable law) by the Corporation pursuant to a rights offering (but only if such rights are acquired directly from the Corporation) or (iv) a distribution of Voting Shares or Convertible Securities in respect thereof offered pursuant to a prospectus or by way of a private placement or a conversion or exchange of any such Convertible Security, provided such Person does not thereby acquire a greater percentage of Voting Shares or Convertible Securities so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

(al)	"Record Time" means the Close of Business on the Effective Date.

(am)	"Redemption Price" shall have the meaning attributed thereto in Subsection 5.1(a).

(an)
"Regular Periodic Cash Dividend" means cash dividends paid on the Common Shares at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed in the aggregate in any fiscal year, on a per share basis, the greatest of:

(i)
200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year divided by the number of Common Shares outstanding as at the end of such fiscal year;

(ii)
300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years divided by the arithmetic mean of the number of Common Shares outstanding as at the end of each of such fiscal years; and

(iii)
100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year divided by the number of Common Shares outstanding as at the end of such fiscal year.

(ao)	"Right" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

(ap)	"Rights Certificate" shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

(aq)	"Rights Register" and "Rights Registrar" shall have the respective meanings ascribed thereto in Subsection 2.6(a).

(ar)
"Securities Act (Ontario)" shall mean the Securities Act (Ontario), R.S.O. 1990, c.S-5, as amended and the regulations and rules made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

(as)	"Separation Time" means the Close of Business on the eighth Business Day after the earlier of:

(i)	the Stock Acquisition Date; and

(ii)
the date of the commencement of, or first public announcement or disclosure of the intent of any Person (other than the Corporation or any corporation controlled by the Corporation) to commence, a Take-over Bid or such later Business Day as may be determined at any time or from time to time by the Board of Directors;

provided, however, that if any such Take-over Bid expires, is canceled, is terminated or is otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this Subsection 1.1(as) never to have been made, and, provided further, that if the Board of Directors determines, pursuant to Section 5.1, to waive the application of Section 3.1 to a Flip-In Event, the Separation Time in respect of such Flip-In Event shall be deemed never to have occurred.

(at)
"Stock Acquisition Date" shall mean the first date of public announcement or disclosure by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the U.S. Exchange Act disclosing such information).

(au)
"Take-over Bid" means an Offer to Acquire Voting Shares of any class, or Convertible Securities with respect thereto, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into or for which the securities subject to the Offer to Acquire are convertible or exchangeable and the Offeror's Securities constitute in the aggregate 15% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(av)	"Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 hereof.

(aw)
"Trading Day", when used with respect to any securities, means the day on which the principal United States securities exchange (as determined by the Board of Directors) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States securities exchange, a Business Day.

(ax)	[intentionally omitted]

(ay)	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as from time to time in effect.

(az)
"Voting Share Reduction" means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person to 15% or more of the Voting Shares then outstanding.

(aaa)
"Voting Shares" shall mean the Common Shares and any other securities the holders of which are entitled to vote generally on the election of directors of the Corporation, and "voting shares", when used with reference to any Person other than the Corporation, means common shares of such other Person and any other securities the holders of which are entitled to vote generally in the election of the directors of such other Person.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of United States, unless otherwise specified.

1.3	Number and Gender

Wherever the context will require, terms (including defined terms) used herein importing the singular number only include the plural and vice versa and words importing any one gender shall include all others.

1.4	Sections and Headings

The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms this "Agreement", "hereunder", "hereof", and similar expressions refer to this Agreement as amended or supplemented from time to time and not to any particular Article, Section or other portion hereof and include any Agreement or instrument supplemental or ancillary hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.

1.5	Statutory References

Unless the context otherwise requires, any reference to a specific Section, Subsection, Clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, reenacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

1.6	Determination of Percentage Ownership

The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

100x	A

B

where:

A =	the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B =	the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

Where any person is deemed to Beneficially Own unissued Voting Shares pursuant to Subsection 1.1(d), such Voting Shares shall be deemed to be outstanding for the purpose of both A and B in the formula above.

1.7	Acting Jointly or in Concert

For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person for the purpose of acquiring or offering to acquire Voting Shares or Convertible Securities in respect thereof (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of the pledgee's business).

1.8	Generally Accepted Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the United States Public Company Accounting Oversight Board, or any successor organization, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.  Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE 2
THE RIGHTS

2.1	Legend on Common Share Certificates

(a)
Certificates representing the Common Shares, including without limitation Common Shares issued upon the conversion of Convertible Securities, issued after the Close of Business on the Amendment Date but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time, shall also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

"Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Revised Amended and Restated Shareholder Rights Plan Agreement, dated as of May 31, 2012 (the "Rights Agreement"), between the Corporation and Registrar and Transfer Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.

(b)
Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)
Subject to adjustment as herein set forth, including without limitation as set forth in Article 3, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one-half of one Common Share for the Exercise Price as at the Business Day immediately preceding Separation Time (which Exercise Price and number of Common Shares are subject to adjustment as set forth below).  Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)
Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised; and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)
From and after the Separation Time and prior to the Expiration Time, subject to compliance with governing securities laws and the availability of Common Shares, the Rights may be exercised, and the registration and transfer of the Rights shall be separate from and independent of Common Shares.  Promptly following the Separation Time and the completion of steps necessary to comply with governing securities laws in the United States and Canada, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time and prior to the Expiration Time, promptly after such conversion, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to the holder so converting (other than an Acquiring Person and in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such rights (a "Nominee")) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such record to the Rights Agent for this purpose):

(i)
a Rights Certificate in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order, or with any article or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii)
a disclosure statement prepared by the Corporation describing the Rights, provided that a Nominee shall be sent the materials provided for in (i) and (ii) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

(d)	Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, at its principal office in New Jersey:

(i)	the Rights Certificate evidencing such Rights;

(ii)	an election to exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, and executed in a manner acceptable to the Rights Agent;

(iii)
payment by certified check, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised; and

(iv)	such documents as may be required by governing securities laws.

(e)
Upon receipt of a Rights Certificate, which is accompanied by an appropriately completed and duly executed Election to Exercise (which does not indicate that such Right is null and void as provided by Subsection 3.1(b)) and payment as set forth in Subsection 2.2(d), the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

(i)
requisition from the transfer agent of the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)
after receipt of such Common Share certificates, deliver such certificates to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iii)	when appropriate, requisition from the Corporation the appropriate payment by certified check, banker's draft or money order, if any, to be paid in lieu of issuing fractional Common Shares;

(iv)	when appropriate, after receipt of such certified check, banker's draft or money order, deliver such funds to, or to the order of, the registered holder of the Rights Certificate; and

(v)	tender to the Corporation all payments received on exercise of the Rights.

(f)
If the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)
take all such action as may be necessary and within its power to ensure, that all Common Shares delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(ii)
take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Business Corporations Act, the Securities Act (Ontario), the U.S. Exchange Act, the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and comparable legislation of each of the provinces and territories of Canada and states of the United States of America, or the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any Common Shares upon exercise of the Rights;

(iii)	use reasonable efforts to cause all Common Shares issued upon exercise of the Rights to be listed on the stock exchanges on which the Common Shares are listed at that time;

(iv)
to the extent that there are not available out of its authorized and unissued Common Shares sufficient to permit the exercise in full of all outstanding Rights, promptly approve, recommend to the holders of the Common Shares for approval and notice a meeting (or majority consent) regarding an amendment to the Certificate of Incorporation increasing the number of authorized and unissued Common Share as necessary to permit the exercise in full of all outstanding Rights;

(v)
pay when due and payable, if applicable, any and all federal, provincial, state and municipal taxes (not in the nature of income, capital gains or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights or the issuance or delivery of certificates for Common Shares issued upon the exercise of Rights, in a name other than that of the holder of the Rights being transferred or exercised; and

(vi)
after the Separation Time, except as permitted by Section 5.1 or Section 5.4 hereof, not take (or permit any corporation it controls to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

(a)
The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3 and in Article 3.

(b)	In the event that the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on the Common Shares payable in Voting Shares or Convertible Securities in respect thereof other than pursuant to any dividend reinvestment plan;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)
issue any Voting Shares (or Convertible Securities in respect thereof) in respect of, in lieu of or in exchange for existing Common Shares, whether in a reclassification, amalgamation, statutory arrangement, consolidation or otherwise;

the Exercise Price and the number of Rights outstanding (or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon the exercise of Rights) shall be adjusted as follows:

(A)	If the Exercise Price and number of Rights outstanding are to be adjusted:

1)
the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities of the Corporation) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

2)
each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the securities of the Corporation issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other security of the Corporation) will have exactly one Right associated with it.

(B)
If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof.

(c)	Adjustments pursuant to Subsection 2.3(b) shall be made successively, whenever an event referred to in Subsection 2.3(b) occurs.

(d)
If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

(e)
In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

(f)
In the event the Corporation shall, at any time after the Record Time and prior to the Expiration Time, fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities in respect of Common Shares) at a price per Common Share (or, in the case of such a Convertible Security, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Common Share on such record date, the Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction;

(i)
of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the Convertible Securities so to be offered (including the price required to be paid to purchase such Convertible Securities)) would purchase at such Market Price per Common Share; and

(ii)
of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the Convertible Securities so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price is satisfied, in whole or in part, by consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors.  Such adjustment shall be made successively whenever such a record date is fixed.  To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted in the manner contemplated above based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued on the exercise of such rights or warrants.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any dividend or interest reinvestment plan or any share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation or the investment of periodic optional payments or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants by the Corporation) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that in the case of any dividend or interest reinvestment or share purchase plan, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.
(g)
In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of (i) evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), (ii) rights or warrants entitling them to subscribe for or purchase Voting Shares (or Convertible Securities in respect of Voting Shares), at a price per Voting Share (or, in the case of a Convertible Security in respect of Voting Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Common Share on such record date (excluding rights or warrants referred to in Subsection 2.3(f)) or (iii) other securities of the Corporation, the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants or other securities so to be distributed applicable to each of the securities purchasable upon exercise of one Right.  Such adjustment shall be made successively whenever such a record date is fixed.

(h)	Each adjustment made pursuant to Section 2.3 shall be made as of

(i)	the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

(ii)
the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(f) or 2.3(g) above, subject to readjustment to reverse the same if such distribution shall not be made.

(i)
In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares (other than Common Shares), or rights or warrants to subscribe for or purchase any such shares, or Convertible Securities in respect of any such shares, in a transaction referred to in any of subclauses 2.3(b)(i) to (iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), 2.3(f) and 2.3(g) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may from time to time determine what other adjustments to the Exercise Price, number of Rights or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), 2.3(f) and 2.3(g) above, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), 2.3(f) and 2.3(g) above, shall be made upon the Board of Directors providing written certification thereof to the Rights Agent pursuant to Subsection 2.3(q).

(j)
Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(j)) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All adjustments to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent.

(k)
All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(l)
Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(m), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.3(f) and 2.3(g), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

(i)	multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment; and

(ii)	dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(m)
The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price.  The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(m), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement

(n)
In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment

(o)
Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders

(p)
Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to represent the securities so purchasable which were represented in the initial Rights Certificates issued hereunder

(q)	Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall

(i)	promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

(ii)	promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests a copy.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Person hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the Common Share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)
The Rights Certificates shall be executed on behalf of the Corporation by a senior officer.  The signature of any such officer on the Rights Certificates may be manual or facsimile.  Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)
Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a statement describing any adjustment to the Exercise Price, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates and any statement describing an adjustment to the Exercise Price to the holders of the Rights pursuant to Section 2.2 hereof.  No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)
After the Separation Time, the Corporation shall cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights.  The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment.  In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b)
After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsections 2.6(d) and 3.1(b) below, the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c)
All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d)
Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing.  As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.7	Mutilated, Lost, Stolen and Destroyed Rights Certificates

(a)
If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)
If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time: (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)
As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)
Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.  As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent.  The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent.  No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this Section 2.9 except as expressly permitted by this Agreement.  The Rights Agent shall, subject to applicable law, destroy all canceled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

(c)	that, after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d)
that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived its right to receive any fractional Rights or any fractional Common Shares or other securities upon exercise of a Right (except as provided herein);

(f)
that, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

(g)
that any right to exercise the Rights may be delayed by the Corporation, and subject to such documentation requirements, as necessary to comply with governing securities law and to ensure that a sufficient number of Common Shares are available to permit exercise of the Rights.

ARTICLE 3
ADJUSTMENTS TO THE RIGHTS

3.1	Flip-in Event

(a)
Subject to Sections 3.1(b) and 5.1, in the event that prior to the Expiration Time a Flip-in Event occurs, each Right shall thereafter constitute the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares as have an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to four times the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b)
Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date, or which may thereafter be Beneficially Owned, by:

(i)
an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any other Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of such other Person); or

(ii)
a transferee, direct or indirect, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate thereon in a transfer of Rights occurring subsequent to the Acquiring Person becoming such);

shall become null and void without any further action and any holder of such Rights (including any transferee of, or other successor entitled to, such Rights, whether directly or indirectly) shall thereafter have no right to exercise such Rights under any provisions of this Agreement and further shall thereafter not have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

(c)
Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either of subclauses 3.1(b)(i) or 3.1(b)(ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate, referred to in this sentence, shall contain or will be deemed to contain the following legend:

"The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them.  This Rights Certificate and the Rights represented hereby shall be void in the circumstances specified in Subsection 3.1(b) of the Rights Agreement."

The Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided to do so.

(d)
After the Separation Time, the Corporation shall do all such acts and things necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act, the U.S. Securities Act and the securities laws or comparable legislation in each jurisdiction where the Corporation is subject to such laws and the rules of the stock exchanges where the Common Shares are listed at such time in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2	Fiduciary Duties of the Board of Directors of the Corporation

For clarification it is understood that nothing contained in this Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties.  Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-over Bid or take any other action including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alterative Take-over Bids or other proposals to the shareholders of the Corporation with respect to any Takeover Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

ARTICLE 4
THE RIGHTS AGENT

4.1	General

(a)
The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint such co-rights agents ("Co-Rights Agents") as it may deem necessary or desirable.  In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine.  The Corporation agrees to pay to the Rights Agent reasonable compensation approved by the Corporation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements reasonably incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including the reasonable fees and disbursements of counsel and other experts consulted by the Rights Agent pursuant to Subsection 4.3(a).  The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)
The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)
The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2	Merger, Amalgamation, Consolidation or Change of Name of Rights Agent

(a)
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filling of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof.  In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)
In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)
The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the expense of the Corporation) and the Rights Agent shall be entitled to rely in good faith on the advice of any such expert.

(b)
Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be a senior officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)
The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares, or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)
The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate, or Rights Certificate (except its countersignature thereon) nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof or any adjustment required under the provisions of Section 2.3) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment or any written notice from the Corporation or any holder that a Person has become an Acquiring Person); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to any Common Shares, when issued, being duly and validly authorized, issued and delivered as fully paid and non-assessable.

(f)
The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)
The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be a senior officer of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual.  It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably practicable after the giving of such instructions.

(h)
Subject to applicable law, the Rights Agent and any shareholder or director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)
the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement by giving 60 days' prior written notice (or such lesser notice as is acceptable to the Corporation) to the Corporation, to each transfer agent of Common Shares and to the holders of the Rights, all in accordance with Section 5.9 and at the expense of the Corporation.  The Corporation may remove the Rights Agent by giving 30 days' prior written notice to the Rights Agent, to each transfer agent of the Common Shares and to the holders of the Rights in accordance with Section 5.9.  If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent.  If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection of the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Corporation or by such a court, must be an entity authorized under the laws of the United States and any applicable states to carry out the duties of the Rights Agent specified in this Agreement.  After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent, upon payment of any outstanding fee, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and file a report with the U.S. Securities and Exchange Commission or file a press release notifying the holders of the Rights of such change.  Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 5
MISCELLANEOUS

5.1	Redemption, Waiver and Termination

(a)
The Board of Directors acting in good faith may, at any time prior to the later of the Stock Acquisition Date and the Separation Time, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0000001 per Right appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").  In connection with any such redemption, the Board of Directors may waive the Corporation’s obligation to pay to Redemption Price to any shareholder who would otherwise be entitled to receive an aggregate Redemption Price of less than U.S. $10.00.

(b)
The Board of Directors shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred.  Any such waiver pursuant to this Subsection 5.1(b) may only be given on the condition that such Person, within 10 days after the foregoing determination by the Board of Directors or such later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person.  If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

(c)
In the event that a Person acquires Voting Shares pursuant to an Exempt Acquisition referred to in Subsection 5.1(d), then the Board of Directors of the Corporation shall, immediately upon the consummation of such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

(d)
The Board of Directors acting in good faith may, prior to the occurrence of the relevant Flip-in Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1.

(e)
The Board of Directors may, prior to the Close of Business on the eighth Business Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 10 days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(e) such Person is no longer an Acquiring Person.  In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

(f)
Where a Take-over Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, or if the Board of Directors grants a waiver under Subsection 5.1(e) after the Separation Time, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.  Upon the Rights being redeemed pursuant to this Subsection 5.1(f), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares at the Separation Time had not been mailed to each such holder, for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Corporation shall be deemed to have issued replacement Rights to the holders of its then outstanding Common Shares.

(g)
If the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(h)
Within 10 days after the Board of Directors is deemed under Subsection 5.1(c) to have elected or elects under Subsection 5.1(a) or (f) to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

5.2	Expiration

No person will have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except in respect of any right to receive cash, securities or other property which has accrued at the Expiration Time and except as specified in Subsections 4.1(a) and 4.1(b) hereof.

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)	Subject to Subsection 5.4(b), the Corporation may from time to time amend, vary or delete any of the provisions of this Agreement and the Rights.
(b)
For greater certainty, (i) no amendment, variation or deletion to the provisions of Article 4 or the rights, duties, obligations or indemnities of the Rights Agent shall be made except with the concurrence of the Rights Agent thereto, and (ii) neither the exercise by the Board of Directors of any power or discretion conferred on it hereunder nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or deletion of the provisions of this Agreement or the Rights, for purposes of this Section 5.4 or otherwise.

5.5	Fractional Rights and Fractional Shares

(a)
The Corporation will not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights.  After the Separation Time, any fractional Rights shall immediately and automatically be cancelled.

(b)
To the extent that, after the operation of Section 5.5(a), the exercise of the Rights would entitle a holder to fractional Common Shares, the Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares.  In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.

5.6	Rights of Action

Subject to the terms of this Agreement, including the right of the Corporation to amend this Agreement and the discretion given to the Corporation, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in this Agreement and in such holder's Rights Certificate.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.  Notwithstanding the foregoing, none of the Corporation, the Rights Agent nor any Affiliate of the foregoing shall be liable or subject to any cause of action for delays caused by the need to comply with registration requirements of governing securities law, including the U.S. Securities Act, or the unavailability of authorized but unissued Common Shares to issue of exercise of the Rights.  Any delay caused by the foregoing shall be exercised.

5.7	Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8	Notice of Proposed Actions

In case the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall  to each holder of a Right a notice of such proposed action by means of a report filed with the U.S. Securities and Exchange Commission or a press release, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9	Notices

Notices or demands authorized or required by this Agreement to be given or made to or by the Rights Agent, the holder of any Rights or the Corporation will be sufficiently given or made and shall be deemed to be received if delivered or sent by first-class mail, postage prepaid, express courier (such as Federal Express) or by fax machine or other means of printed telecommunication, charges prepaid and confirmed in writing by mail or delivery, addressed (until another address is filed in writing with the Rights Agent or the Corporation, as applicable), as follows:

(a)	if to the Corporation

204 Edison Way
Reno, Nevada  89502

Attention:          Chief Executive Officer
Facsimile No.     (775) 856-1619

(b)	if to the Rights Agent:

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ  07066

Attn: Manager Corporation Relations
Facsimile No. (908) 497-2311

(c)
if to the holder of any Rights, to the address of such holder as it appears on the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares, except where this Agreement permits notice by report filed with the U.S. Securities and Exchange Commission or press release.

5.10	[Omitted]

5.11	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement, shall be subject to applicable law and to the receipt of any requisite approval or consent from any governmental or regulatory authority.  Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment to this Agreement shall, if required,  be subject to any applicable consent of the stock exchanges on which the Corporation is from time to time listed and compliance with governing securities laws.

5.12	Declaration as to Non-Canadian and Non-U.S. Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, its territories and possessions, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including limiting the right to exercise the Rights to persons in the U.S., Canada and jurisdictions in which self-executing exemptions from securities laws are available.  In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and a province or territory thereof and the United States of America and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.13	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.14	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.15	Determination and Actions by the Board of Directors

All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, (x) may be relied on by the Rights Agent, and (y) shall not subject the Board of Directors to any liability to the holders of the Rights or to any other parties.

5.16	Governing Law and Venue

This Agreement and the Rights issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except for portions of this Agreement and the Rights and their implementation and enforcement which implication corporate law, which portions are governed by the Delaware General Corporate Law.  The State and federal courts located in the State of New Jersey shall be the exclusive venue for any action under or related to this Agreement, and all parties to this Agreement and holders of the Rights consent to the jurisdiction of such courts.

5.17	Language

The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

5.18	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.19	Severability

If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision will be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.20	Effective Date

The original Shareholder Rights Plan Agreement was effective as of the Effective Date.  The revised amendment and restatement of this Agreement, as set forth herein, is effective as of May 31, 2012.

5.21	Time of the Essence

Time shall be of the essence hereof.

5.22	Amendment and Restatement

The original Shareholder Rights Plan Agreement between the Corporation and the Rights Agent dated as of November 27, 1998, as revised and amended and restated by this Agreement, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Revised Amended and Restated Shareholder Rights Plan Agreement to be duly executed effective May 31, 2012.

ALTAIR NANOTECHNOLOGIES INC.

By:	/s/ Stephen Huang
Stephen Huang, Chief Financial Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ Nick Giancaspro
	Its:	Vice President

EXHIBIT A

[Form of Rights Certificate]

Certificate No.
Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, WAIVER AND AMENDMENT AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF SUCH AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, CERTAIN RELATED PARTIES OF AN ACQUIRING PERSON OR A TRANSFEREE OF AN ACQUIRING PERSON OR ANY SUCH RELATED PARTIES WILL BECOME VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE

This certifies that                  is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Revised Amended and Restated Shareholder Rights Plan Agreement made as of May 31, 2012 (the "Rights Agreement") between Altair Nanotechnologies Inc., a Delaware corporation (the "Corporation") and Registrar and Transfer Company, a __________, as Rights Agent (the "Rights Agent"), which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation, at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one-half of one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate, together with the Form of Election to Exercise appropriately completed and duly executed, to the Rights Agent at its principal office in New Jersey.  Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be US$20 per Right (payable by certified check or money order payable to the order of the Corporation).  The number of Common Shares which may be purchased for the Exercise Price is subject to adjustment as set forth in the Rights Agreement.  The right of any holder to exercise the Rights Certificate may be delayed or conditioned as required in order to assure compliance with governing securities laws and at any time the number of available authorized Common Shares is not sufficient to permit exercise of the Rights.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holder of the Rights Certificates.  Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent in New Jersey, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered.  If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0000001 per Right subject to adjustment and non-payment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of any meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:

ALTAIR NANOTECHNOLOGIES INC.

By:

Countersigned:

REGISTRAR AND TRANSFER COMPANY

By:

FORM OF ELECTION TO EXERCISE

ALTAIR NANOTECHNOLOGIES INC.

The undersigned hereby irrevocably elects to exercise                        whole Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of and delivered to:

Rights Certificate No.

Name

Address

City and State/Province

Social Insurance No. or other taxpayer
identification number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name

Address

City and State/Province

Social Insurance No. or other taxpayer
identification number

Date:
Signature
Signature Guaranteed

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Canadian chartered bank or major Canadian trust company, or a member of the Securities Transfer Association Medallion Program (STAMP).

(To be completed by the holder if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).

                        Signature

NOTICE

In the event that the certifications set forth above in the Form of Election to Exercise and Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Date:
Signature

(Signature Guaranteed	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Canadian chartered bank or major Canadian trust company, or a member of the Securities Transfer Association Medallion Program (STAMP).

(To be completed by the assignor if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned have never been, Beneficially Owned by an Acquiring Person or by an Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are deemed in the Rights Agreement).

Signature

(Please print name below signature)

NOTICE

In the event that the certifications set forth above in the Form of Election to Exercised Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall to be null and void.